EXHIBIT d(3)

                         FORM OF SUB-ADVISORY AGREEMENT

   AGREEMENT made this 15th day of July, 1999, by and between INVESCO Funds Group, Inc. ("INVESCO"), a Delaware corporation, and INVESCO Capital Management, Inc. ("ICM"), a Delaware corporation.

                                   WITNESSETH:

   WHEREAS, INVESCO Stock Funds, Inc. (the "Company")) is engaged in business as a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act") and has one class of shares (the "Shares"), which is divided into six or more series (the "Series"), each representing an interest in a separate portfolio of investments; and

   WHEREAS, the Shares of the Company have, in fact, been divided into separate Series, one such Series being the INVESCO Value Equity Fund (the "Fund") such Series having separate a portfolio of investments; and

   WHEREAS, INVESCO and ICM are engaged principally in rendering investment advisory services and are registered as investment advisers under the Investment Advisers Act of 1940; and

   WHEREAS, INVESCO has entered into an Investment Advisory Agreement with the Company (the "INVESCO Investment Advisory Agreement"), pursuant to which INVESCO is required to provide investment advisory services to the Company, and, upon receipt of written approval of the Company, is authorized to retain other parties to provide such services; and

   WHEREAS, ICM is willing to provide investment advisory services to the Company on the terms and conditions hereinafter set forth;

   NOW,   THEREFORE,   in  consideration  of  the  premises  and  the  covenants
hereinafter contained, INVESCO and ICM hereby agree as follows:

                                    ARTICLE I

                                  DUTIES OF ICM

   INVESCO hereby employs ICM to act as investment adviser to the Company and to furnish, or arrange for affiliates of ICM to furnish, the investment advisory services described below, subject to the broad supervision of INVESCO and the Board of Directors of the Company, for the period and on the terms and conditions set forth in this Agreement. ICM hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for
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the  compensation  provided  for herein.  ICM and its  affiliates  shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

   ICM hereby agrees to manage the investment operations of the Fund, subject to the supervision of the Company's directors (the "Directors") and INVESCO. Specifically, ICM agrees to perform the following services:

     (a) to manage the investment and reinvestment of all assets, now or hereafter acquired, by the Fund, to execute all purchases and sales of portfolio securities and to vote all proxies of portfolio securities;

     (b) to maintain a continuous investment program for the Fund, consistent with (i) the Fund's investment policies as set forth in the Company's Articles of Incorporation, Bylaws and Registration Statement, as from time to time amended, under the Investment Company Act of 1940, as amended (the "1940 Act"), and in any prospectus and/or statement of additional information of the Funds, as from time to time amended and in use under the Securities Act of 1933, as amended, and (ii) the Company's status as a regulated investment company under the Internal Revenue Code of 1986, as amended;

     (c) to determine what securities are to be purchased or sold for the Fund, unless otherwise directed by the Directors of the Company or INVESCO, and to execute transactions accordingly;

     (d) to provide to the Fund the benefit of all of the investment analysis and research, the reviews of current economic conditions and trends, and the consideration of long-range investment policy now or hereafter generally available to investment advisory customers of ICM;

     (e) to determine what portion of the Fund should be invested in the various types of securities authorized for purchase by the Fund; and

     (f) to make recommendations as to the manner in which voting rights, rights to consent to Fund's action and any other rights pertaining to the Funds' portfolio securities shall be exercised.

   With respect to execution of transactions for the Fund, ICM shall place orders for the purchase or sale of portfolio securities with brokers or dealers selected by ICM. In connection with the selection of such brokers or dealers and the placing of such orders, ICM is directed at all times to obtain for the Funds, the most favorable execution and price; after fulfilling this primary requirement of obtaining the most favorable execution and price, ICM is hereby
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expressly  authorized to consider as a secondary factor in selecting  brokers or dealers with which such orders may be placed whether such firms furnish statistical, research and other information or services to ICM. Receipt by ICM of any such statistical or other information and services should not be deemed to give rise to any requirement for abatement of the advisory fee payable pursuant to paragraph 3 hereof. ICM may follow a policy of considering sales of shares of the Company as a factor in the selection of broker-dealers to execute portfolio transactions, subject to the requirements of best execution discussed above.

                                   ARTICLE II

                       ALLOCATION OF CHARGES AND EXPENSES

   ICM assumes and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall also, at its own expense, provide the office space, equipment and facilities necessary to perform its obligations under this Agreement.

   Except to the extent expressly assumed by ICM herein and except to the extent required by law to be paid by ICM, INVESCO and/or the Company shall pay all costs and expenses in connection with its respective operations. Without limiting the generality of the foregoing, such costs and expenses payable by INVESCO or the Company, as applicable, include the following:

     (a) all brokers' commissions, issue and transfer taxes, and other costs chargeable to the Company or the Fund in connection with securities transactions to which INVESCO, the Company or the Fund is a party or in connection with securities owned by INVESCO, the Company or the Fund;

     (b) the fees, charges and expenses of any independent public accountants, custodian, depository, dividend disbursing agent, dividend reinvestment agent, transfer agent, registrar, independent pricing services, and legal counsel for INVESCO, the Company or for the Fund;

     (c) the interest on indebtedness, if any, incurred by INVESCO, the Company or the Fund;

     (d) the taxes, including franchise, income, issue, transfer, business license, and other corporate fees payable by INVESCO, the Company or the Fund to federal, state, county, city, or other governmental agents;

     (e) the fees and expenses involved in maintaining the registration and qualification of the Company and of its shares under laws administered by the Securities and Exchange Commission or under other applicable regulatory requirements, including the preparation and printing of prospectuses and statements of additional information;
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     (f) the compensation and expenses of the Directors of the Company;

     (g) the costs of printing and distributing reports, notices of shareholders' meetings, proxy statements, dividend notices, prospectuses, statements of additional information and other communications to the Company's shareholders, as well as all expenses of shareholders' meetings and Company meetings;

     (h) all costs, fees or other expenses arising in connection with the organization and filing of the Company's Articles of Incorporation, including its initial registration and qualification under the 1940 Act and under the Securities Act of 1933, as amended, the initial determination of its tax status and any rulings obtained for this purpose, the initial registration and qualification of its securities under the laws of any state and the approval of the Company's operations by any other federal or state authority;

     (i) the expenses of repurchasing and redeeming shares of the Company's;

     (j) insurance premiums;

     (k) the costs of designing, printing, and issuing certificates representing shares of beneficial interests of the Company;

     (l) extraordinary expenses, including fees and disbursements of counsel, in connection with litigation by or against INVESCO, the Company or the Fund;

     (m) premiums for the fidelity bond  maintained  by the Company  pursuant to
   Section 17(g) of the 1940 Act and rules promulgated thereunder; and

     (n) association and institute dues.

                                   ARTICLE III

                               COMPENSATION OF ICM

   For the services rendered, the facilities furnished and expenses assumed by ICM, INVESCO shall pay to ICM an annual fee, computed on a daily basis and paid on a monthly basis, using for each daily calculation the most recently determined net asset value of the Fund, as determined by valuation determined in accordance with the Fund's procedures for calculating its net asset value as described in the Prospectus and/or Statement of Additional Information. On an annual basis, the advisory fee to ICM shall be as follows: 0.30% on the first $500 million of the Fund's average net assets, 0.26% on the next $500 million of the Fund's average net assets, 0.20% of the Fund's average net assets from $1 billion, 0.18% of the Fund's average net assets from $2 billion, 0.16% of the
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Fund's  average  net assets  from $4  billion,  0.15% of the Fund's  average net assets from $6 billion and 0.14% of the Fund's average net assets from $8 billion. During any period when the determination of the Fund's net asset value is suspended by the Directors of the Company, the net asset value of a share of the Fund as of the last business day prior to such suspension shall, for the purpose of this Article III, be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

                                   ARTICLE IV

                         LIMITATION OF LIABILITY OF ICM

ICM shall not be liable for any error of judgment, mistake of law or for any loss arising out of any investment or for any act or omission in the performance of sub-advisory services rendered with respect to the Company or, in particular, the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. As used in this Article IV, ICM shall include any affiliates of ICM performing services contemplated hereby and directors, officers, partners and employees of ICM and such affiliates.

                                    ARTICLE V

                                ACTIVITIES OF ICM

The services of ICM to the Company are not to be deemed to be exclusive, ICM and any person controlled by or under common control with ICM (for purposes of this Article V referred to as "affiliates") being free to render services to others. It is understood that directors, officers, employees and shareholders of the Company are or may become interested in ICM and its affiliates, as directors, officers, employees and shareholders or otherwise and that directors, officers, partners, employees and shareholders of ICM and its affiliates are or may become interested in the Company as directors, officers and employees, and that ICM, INVESCO, and the directors, officers, employees and shareholders of INVESCO and its affiliates may become interested in the Company as a shareholder or otherwise.

                                   ARTICLE VI

                   AVOIDANCE OF INCONSISTENT POSITIONS AND
                            COMPLIANCE WITH THE LAWS

In connection with purchases or sales of securities for the investment portfolio of the Company or of the Fund, neither ICM nor any of its directors, officers, partners or employees will act as a principal or agent for any party other than the Company or the Fund, as applicable, or receive any commissions. ICM will comply with all applicable laws in acting hereunder including, without limitation, the 1940 Act; the Investment Advisers Act of 1940, as amended; and all rules and regulations duly promulgated under the foregoing.

                                   ARTICLE VII

                  DURATION AND TERMINATION OF THIS AGREEMENT

This Agreement shall become effective as of the date it is approved by a majority of the outstanding voting securities of the Fund, and shall remain in force for an initial term of two years from the date of execution, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by (i) the directors of the Company, or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) a majority of those directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

   This Agreement may be terminated at any time, without the payment of any penalty, by INVESCO, the Directors of the Company or by vote of the majority of the outstanding voting securities of the Fund, or by ICM, on sixty days' written notice to the applicable party(ies). This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the INVESCO Investment Advisory Agreement.

                                  ARTICLE VIII

                          AMENDMENTS OF THIS AGREEMENT

   No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by ICM and INVESCO, and no material amendment of this Agreement shall be effective until approved by the vote of a majority of the outstanding voting securities of the Fund as to which such amendment is applicable; provided, however, that this paragraph shall not prevent any immaterial amendment(s) to this Agreement, which amendment(s) are made with the approval of (1) the Directors and (2) a majority of the Directors of the Company who are not interested persons of INVESCO, ICM or the Company.

                                   ARTICLE IX

                          DEFINITIONS OF CERTAIN TERMS

   The terms "vote of a majority of the outstanding voting securities," "assignments," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

                                    ARTICLE X

                                  GOVERNING LAW

   This Agreement shall be construed in accordance with the laws of the State of Colorado and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of Colorado, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

                                   ARTICLE XI

                               PERSONAL LIABILITY

      The Sub Adviser agrees to use its best efforts and judgement and due care in carrying out its duties under this Agreement provided however that the Sub Adviser shall not be liable to INVESCO for any loss suffered by INVESCO or the fund advised in connection with the subject matter of this Agreement unless such loss arises from the willful misfeasance, bad faith or negligence in the performance of the Sub-Adviser's duties and subject and without prejudice to the foregoing. INVESCO hereby undertakes to indemnify and to keep indemnified the Sub Adviser from and against any and all liabilities, obligations, losses, damages, suits and expenses which may be incurred by or asserted against the Sub Adviser for which it is responsible pursuant to Article I hereof provided always that the Sub-Adviser shall send to INVESCO as soon as possible all claims, letters, summonses, writs or documents which it receives from third parties and provide whatever information and assistance INVESCO may require and no liability of any sort shall be admitted and no undertaking shall be given nor shall any offer, promise or payment be made or legal expenses incurred by the Sub Adviser without written consent of INVESCO who shall be entitled if it so desires to take over and conduct in the name of the Sub Adviser the defense of any action or to prosecute any claim for indemnity or damages or otherwise against any third party.

   IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                        INVESCO FUNDS GROUP, INC.


                                        By: /s/ Mark H. Williamson
                                            ----------------------
                                            Mark H. Williamson
                                            President

ATTEST:

/s/ Glen A. Payne
------------------------
Glen A. Payne, Secretary

                                        INVESCO CAPITAL MANAGEMENT, INC.

                                         By: -------------------------
                                              President

ATTEST:

-------------------------
Secretary